EXHIBIT 10.1 – ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT

THIS AGREEMENT made effective as of the 6thth day of April, 2006.

BETWEEN:
                        SCOTT BELL, Businessman, of
                        P.O. Box 228, La Ronge, Saskatchewan, Canada, S0J 1L0

                        (the "Vendor")

OF THE FIRST PART

AND:

                       GUINNESS EXPLORATION, INC., a USA corporation
                        Having an offices at 844 Reddington Court
                        Coquitlam, British Columbia, Canada, V4P 4P7

                         (the "Purchaser")

OF THE SECOND PART

WHEREAS:

A.          The Vendor is the legal and beneficial owner of the Property, as hereinafter defined.

B.          The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the beneficial interest of the Vendor in and to the Property, as hereinafter defined, upon and subject to the terms and conditions herein set forth, it being the intention of the parties hereto that the purchase price for the beneficial ownership of the Property will be the fair market value thereof.

IN CONSIDERATION of the premises, mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.          DEFINITIONS AND INTERPRETATION

1.1        In this Agreement, the following words or expressions shall have the following meanings, namely:

a)       “Appraised Value” has the meaning ascribed thereto by paragraph 3;

b)       “Effective Date” means the 6th day of April, 2006;

c)       “Property” means Claim number S-108991 comprised of 741 hectares, as staked by the Vendor, located in the Athabasca Basin, Saskatchewan, Canada. (hereinafter the “Property”) ;

d)       “Purchase Price” has the meaning ascribed thereto by paragraph 3;

2.          PURCHASE AND SALE

2.1        The Vendor hereby transfers, sells, assigns and sets over to the Purchaser and the Purchaser hereby purchases, as of the Effective Date the beneficial ownership in the Property on the terms and conditions hereinafter set forth.

2.3        The Vendor shall, as soon as is practical, do all things to effect a legal transfer of the Property to the Purchaser.

2.4        From the Effective Date to the date the legal transfer is effected, the Vendor shall hold the legal title to the Property in trust, as bare trustee, for and on behalf of the Purchaser, in accordance with the following terms and conditions:

a)       The Vendor does and shall stand seized of the Property in trust for the Purchaser, the Purchaser’s successors and assigns, until legal title to the Property is effected, and shall transfer, lease, encumber or dispose of the Property only in such manner as the Purchaser, the Purchaser’s successors and assigns lawfully direct.

b)       All dividends, profits, and advantages accruing to or arising out of the Property shall be held by the Vendor for the exclusive use, benefit and advantage of the Purchaser and the Vendor shall, upon written demand from the Purchaser, account to the Purchaser for all such profits and advantages and pay over the same to the Purchaser

c)       The Purchaser shall pay any and all costs and expenses incurred with respect to the Property of every nature and kind.

d)       The Purchaser will indemnify and save harmless the Vendor from any and all claims, demands, payments of money, causes of actions, suits, judgments, howsoever arising out of or in connection with the Property.

e)       The Vendor does hereby acknowledge and declare further and that the Vendor will not permit the Property to become in any way charged, encumbered or affected by any act or omission of the Vendor.

3.          PURCHASE PRICE

             The purchase price (the “Purchase Price” or “Appraised Value”) for the ownership of the Property transferred and assigned pursuant to this Agreement shall be the fair market value thereof as of the Effective Date, which the parties have determined to be (USD) $15,985.15

4.          PAYMENT OF PURCHASE PRICE

4.1        The Purchase Price for the Property transferred and assigned pursuant to this Agreement shall be paid or otherwise satisfied by payment in cash or bank draft to the Vendor in the amount of US FIFTEEN THOUSAND, NINE HUNDRED AND EIGHTY-FIVE DOLLARS AND FIFTEEN CENTS ($15,985,15)

5.          VENDOR'S REPRESENTATIONS AND WARRANTIES

5.1        The Vendor hereby represents and warrants to the Purchaser that:

a)       it is the legal and beneficial owner of the Property;

b)       it has the ability to perform its obligations under this Agreement including without limitation the transfer of the Property to the Purchaser, and no third party consents or authorizations are required prior to the transfer of the beneficial ownership of the Property to the Purchaser;

c)       the Vendor is not a non-resident of Canada within the meaning of the Act; and

5.2        The Purchaser hereby represents and warrants to the Vendor that:

a)       it has the ability to perform its obligations under this Agreement and without limiting the foregoing has the capacity to enter into and perform its obligations under the Declaration of Trust;

b)       it is purchasing the Property for use in the course of its commercial activities;

5.3        The representations and warranties set out in this paragraph 5 shall survive the completion of the transactions contemplated by this Agreement.

6.          FURTHER ASSURANCES

             The Vendor and the Purchaser shall do or cause to be done all such further acts and things and shall execute or cause to be executed all such further deeds, documents, elections and instruments as may be reasonably necessary for the purpose of completing the transactions contemplated by this Agreement.

8.          ENUREMENT

             This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

9.          NOTICES

             All notices, directions, or other instruments required or permitted to be given to the parties hereto shall be in writing and shall be delivered to the address of the party to whom it is directed as set forth on the first page of this Agreement.

10.         MODIFICATION

              This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto or their respective successors or assigns.

11.         GOVERNING LAW

              This Agreement shall be governed by and be construed in accordance with the laws of the Province of Saskatchewan and of Canada applicable therein.

12.         HEADINGS

              The headings of the clauses of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

13.         TIME OF ESSENCE

              Time shall be of the essence of this Agreement.

14.         COUNTERPARTS AND FACSIMILE

              This Agreement may be signed and delivered in counterparts and/or by electronic facsimile by the parties in counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have caused these presents to be executed as of the Effective Date.

                                                                                                    GUINNESS EXPLORATION, INC.

                                                                                                    Per:      /s/ Donald Kello
                                                                                                                Authorized Signatory

                                                                                                                 /s/ Scott Bell
                                                                                                     SCOTT BELL